EXHIBIT 99.1

Media Contact:
Casey Lassiter | 205-447-6410
casey.lassiter@encompasshealth.com
Investor Relations Contact:
Crissy Carlisle | 205-970-5860
crissy.carlisle@encompasshealth.com
Encompass Health Exploring Strategic Alternatives for Home Health and Hospice Business
BIRMINGHAM, Ala. — December 9, 2020 — Encompass Health Corp. (NYSE: EHC) today announced that it is exploring strategic alternatives for its home health and hospice business. A range of options are under consideration, including the full or partial separation of the home health and hospice business from Encompass Health through an initial public offering, spin-off, merger, sale or other transaction.
“Since joining together with Encompass Home Health and Hospice in 2015, we have generated substantial growth in both our business segments, and we continue to deliver high-quality, cost-effective, integrated care to a growing number of our patients,” said President and Chief Executive Officer of Encompass Health Mark Tarr.
The Encompass Health board of directors has been evaluating an array of alternative strategies and structures and has elected to make this announcement as it proceeds with a more formalized process. No timetable has been established for the completion of the strategic review, and the Company does not intend to disclose further developments with respect to its strategic review process, unless and until its Board approves a specific transaction or action, or otherwise concludes the strategic review.
“Our primary focus this year has been to ensure Encompass Health’s best possible response to this unprecedented global pandemic,” said Chairman of the Encompass Health Board of Directors Lee Higdon. “This notwithstanding, the US healthcare delivery system continues to change, and we believe the time is appropriate for us to further reassess the corporate structure that may optimize the strategic positioning and growth of our businesses.”
Citi and Wachtell, Lipton, Rosen and Katz are advising the Company in connection with the strategic review.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 137 hospitals, 242 home health locations, and 83 hospice locations in 39 states and Puerto Rico, the Company provides high-quality, cost-effective integrated healthcare. Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter and Facebook.

Forward Looking Statements
Statements contained in this press release which are not historical facts, such as those relating to the ongoing strategic review and its impact on Encompass Health’s business and stockholder value, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements involve substantial risks and uncertainties about Encompass Health’s exploration of strategic alternatives for its home health and hospice business, including the potential benefits and timing thereof, and about the prospects and potential opportunities for its home health and hospice business. Such risks and uncertainties include, but are not limited to, the possibility that Encompass Health may not be able to realize higher values for its home health and hospice business through strategic transactions and therefore retains its current corporate and business structure; the possibility that Encompass Health may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to Encompass Health’s business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; Encompass Health's ability to attract and retain key management personnel; any potential adverse effects on Encompass Health's stock price resulting from the announcement of the strategic review or the results thereof, and, with regard to the prospects and potential opportunities for, and Encompass Health’s ability to enhance the value of its home health and hospice business, the uncertainties and variables inherent in business operating and financial performance, including, among other things, competitive and regulatory developments and general economic, political, business, industry, regulatory and market conditions. Additional risks and uncertainties are set forth in Encompass Health’s Form 10-K for the fiscal year ended December 31, 2019, the Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control and may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein.

As such, you are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this press release, and a potential transaction and its effects as contemplated in this press release may differ materially from those anticipated in these forward-looking statements.